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                                                                   Exhibit 99(i)

Moye Giles LLP                                    1225 Seventeenth Street, #2900
                                                  Denver, Colorado 80202
                                                  (303) 292-2900

December 12, 2003

Agile Funds, Inc.
4141 Arapahoe Avenue, #207
Boulder, CO 80303


Ladies and Gentlemen:

You have requested our opinion, as counsel to Agile Funds, Inc. (the "Company"), a corporation organized under the laws of the State of Maryland on February 12, 2003, as to certain matters regarding the issuance of Shares of the Company. As used in this letter, the term "Shares" means the shares of common stock of Agile Multi-Strategy Fund, a series of the Company.

As such counsel, we have examined copies, either certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and By-Laws and such resolutions and minutes of meetings of its Board of Directors as we have deemed relevant to our opinion, as set forth herein, and certificates and other statements of officers of the Company as we have considered appropriate. Our opinion is limited in all respects to the federal securities laws of the United States and the Maryland General Corporation
Law, and we do not express any opinion as to the laws of any other jurisdiction.

Based upon the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when sold, the Shares will have been validly issued, fully paid and non-assessable, provided that (1) the Shares are sold in accordance with the terms contemplated by the Company's registration statement and any amendments thereto, including receipt by the Company of full payment for the Shares, and compliance with the 1933 Act and the 1940 Act, and (2) the aggregate number of Shares issued, when combined with all other then outstanding shares, does not exceed the number of Shares that the Company is authorized to issue.

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Agile Funds, Inc.
December 12, 2003
Page 2

We hereby consent to the filing of this opinion with the SEC and the reference to our firm under the caption "Legal Counsel" in the Statement of Additional Information.

Sincerely

/s/ Moye Giles LLP